1 Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy securities in the United States or in any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. Neither this announcement nor any copy hereof may be taken into or distributed in the United States. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No public offer of securities is to be made by the Company in the United States. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128 and Debt Stock Code: 5983) RESULTS OF TENDER OFFER FOR REPURCHASE OF THE 2021 NOTES AND CLOSING OF ISSUE OF US$600 MILLION 4.875% SENIOR NOTES DUE 2024 (Note Stock Code: 5279) US$750 MILLION 5.500% SENIOR NOTES DUE 2027 (Note Stock Code: 5280) RESULTS OF TENDER OFFER FOR REPURCHASE OF THE 2021 NOTES Reference is made to Wynn Macau, Limited’s (the “Company”) announcement dated 11 September 2017 (the “Launch Announcement”). Capitalized terms used and not otherwise defined in this announcement have the meanings ascribed to them in the Launch Announcement. This announcement is made by the Company pursuant to Rule 13.09 of the Listing Rules and the Inside Information Provisions under Part XIVA of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). * For identification purpose only Exhibit 99.2

2 The Tender Offer for repurchase of the 5.250% senior notes due 2021 issued by the Company (CUSIP: 98313R AA4 and G98149 AA8; ISIN: US98313RAA41 and USG98149AA89) (the “2021 Notes”) expired at 5:00 p.m. (New York Time) on 19 September 2017 (the “Expiration Deadline”). As at the Expiration Deadline, US$946.115 million principal amount of the 2021 Notes, representing approximately 70.08% of the US$1,350 million total aggregate principal amount of the 2021 Notes outstanding as at such date, had been validly tendered and not validly withdrawn. 2021 Notes repurchased by the Company pursuant to the Tender Offer will be cancelled. Any 2021 Notes that remain outstanding after the Tender Offer will continue to be the obligations of the Company. Holders of those outstanding 2021 Notes will continue to have all the rights associated with those 2021 Notes. The Settlement Date for the Tender Offer is currently expected to be not later than 20 September 2017 (New York Time). The Company’s obligation to accept for purchase, and to pay for, 2021 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon certain conditions having occurred or having been waived by the Company, including the completion of the issuance of the New Notes (as defined below). For a detailed statement of the terms and conditions of the Tender Offer, holders of the 2021 Notes should refer to the Tender Offer Documents. Questions regarding the Tender Offer should be directed to Deutsche Bank AG, Singapore Branch at One Raffles Quay, South Tower Level 17, Singapore 048583 (attention: Liability Management Group, +65 6423 5934), c/o Deutsche Bank Securities Inc. at 60 Wall Street, 2nd Floor New York, New York 10005 (attention: Liability Management Group, (855) 287-1922 (Call U.S. Toll-Free), (212) 250-7527 (Call Collect)). CLOSING OF ISSUE OF SENIOR NOTES Reference is also made to the Company’s announcement dated 14 September 2017 in relation to the issue of US$600 million 4.875% Senior Notes due 2024 (the “2024 Notes”) and US$750 million 5.500% Senior Notes due 2027 (the “2027 Notes”, and together with the 2024 Notes, the “New Notes”) and the formal notice dated 20 September 2017. The Board is pleased to announce the closing of the issue of the New Notes on 20 September 2017. The New Notes will be listed on The Stock Exchange of Hong Kong Limited on 21 September 2017.

3 Principal Terms of New Notes Issuer : the Company Aggregate principal amount : US$600 million for the 2024 Notes US$750 million for the 2027 Notes Offering price : 100% of the principal amount of the New Notes Issue date : 20 September 2017 Interest rate : 4.875% per annum with respect to the 2024 Notes and 5.500% per annum with respect to the 2027 Notes, in each case payable semiannually in arrears on 1 April and 1 October of each year. Interest will accrue from 20 September 2017 Maturity date : 1 October 2024 for the 2024 Notes 1 October 2027 for the 2027 Notes First interest payment due date : 1 April 2018 Securities Codes : 2024 Notes Rule 144A: CUSIP: 98313RAC0 ISIN: US98313RAC07 COMMON CODE: 168330910 2024 Notes Regulation S: CUSIP: G98149AC4 ISIN: USG98149AC46 COMMON CODE: 168330952 2027 Notes Rule 144A: CUSIP: 98313RAD8 ISIN: US98313RAD89 COMMON CODE: 168332190 2027 Notes Regulation S: CUSIP: G98149AD2 ISIN: USG98149AD29 COMMON CODE: 168332386

4 The Company estimates that the net proceeds from the offering of the New Notes will be approximately US$1,339.0 million after deducting the discounts and commissions of the Initial Purchasers and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering, together with other sources of funds available to the Company and/or cash on hand, as applicable, to repurchase and redeem in full the 2021 Notes. By Order of the Board Wynn Macau, Limited Stephen A. Wynn Chairman Hong Kong, 20 September 2017 As at the date of this announcement, the Board comprises Stephen A. Wynn, Ian Michael Coughlan and Linda Chen (as Executive Directors); Matthew O. Maddox and Kim Sinatra (as Non-Executive Directors); Allan Zeman, Nicholas Sallnow-Smith, Bruce Rockowitz and Jeffrey Kin-fung Lam (as Independent Non-Executive Directors).